Exhibit 23(b)



                    CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm as experts under the caption "Independent Accountants" in the Registration Statement on Form S-3 and related prospectus of Lehman Brothers Inc. (the "Company") for the registration of $1,000,000,000 of debt securities and in a post effective amendment to the Registration Statement on Form S-3 (File No. 33-63613) of the Company and to the incorporation by reference therein of our report dated January 10, 1996, appearing in the Company's Transition Report on Form 10-K for the year ended November 30, 1995.


New York, New York
July 17, 1996



                                                           /s/ Ernst & Young LLP